Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Relations Contact: Ed Merritt Vice President, Investor Relations emerritt@digitalriver.com 952-540-3362	Media Relations Contact: Gerri Dyrek Director, Public Relations gdyrek@digitalriver.com 952-253-8396
Digital River Announces $127 Million Accelerated Share Repurchase
MINNEAPOLIS, Feb. 8, 2008 — Digital River, Inc. (NASDAQ: DRIV), a leading provider of global e-commerce solutions, today announced that after market close on Feb. 7, 2008, it entered into an agreement with Goldman, Sachs & Co. to repurchase approximately $127 million of Digital River common stock under an accelerated share repurchase (ASR) program. Digital River will acquire these shares under the $200 million share repurchase program announced on June 27, 2007. Following this transaction, the Company will have completed its authorized share repurchase program.
The number of shares to be repurchased under the ASR program will be based generally on the volume-weighted average share price of the Company’s common stock during the term of the ASR agreement and generally subject to a cap and floor on such number of shares. The Company expects all ASR program purchases to be completed by the end of second quarter of 2008, although the completion date may be accelerated at the option of Goldman Sachs. The actual number of shares repurchased will be determined at the completion of the ASR program.
“We are committed to maximizing shareholder value, and our share repurchase program is an important aspect of our efforts,” said Joel Ronning, Digital River’s CEO. “The repurchase of our common stock at current price levels represents an attractive use of our capital, and reflects our confidence in the long-term potential of our business.”
About Digital River, Inc.
Digital River, Inc., a leading provider of global e-commerce solutions, builds and manages online businesses for more than 40,000 software publishers, consumer technology manufacturers, distributors, online retailers and affiliates. Its multi-channel e-commerce solution, which supports both direct and indirect sales, is designed to help companies of all sizes maximize online revenues as well as reduce the costs and risks of running an e-commerce operation. The company’s comprehensive platform offers site development and hosting, order management, fraud prevention, export controls, tax management, physical and digital product fulfillment, multi-lingual customer service, advanced reporting and strategic marketing services.
Founded in 1994, Digital River is headquartered in Minneapolis with offices in major U.S. cities as well as Cologne, Germany; London, England; Shannon, Ireland; Luxembourg, Luxembourg; Taipei, Taiwan; Tokyo, Japan; and Shanghai, China. For more details about Digital River, visit the corporate Web site at www.digitalriver.com or call 952-253-1234.
Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding the Company’s anticipated future growth, including future financial performance, as well as statements containing the words “anticipates,” “believes,” “plans,” “will,” or “expects” and similar words. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company, or industry results, to differ materially from those expressed or implied by such forward-looking statements. Such factors include, among others: the Company’s limited operating history and variability of operating results; competition in the e-commerce market; challenges associated with international expansion; potential consequences surrounding findings of our internal investigation, investigation by a committee of our independent directors and informal SEC inquiry into our stock option granting practices; any potential civil litigation relating to our stock option granting practices; statements regarding our intentions to repurchase stock, the method and timing as well as the number of shares repurchased, related expenditures and the benefits of such transaction; and other risk factors referenced in the Company’s public filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2006. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Digital River’s most recent reports on Form 10-K and Form 10-Q, each as it may be amended from time-to-time.
Digital River is a registered trademark of Digital River, Inc. All other trademarks and registered trademarks are trademarks of their respective owners.
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